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                                                                   EXHIBIT 23(c)


                                 EXHIBIT 23(c)

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Proxy Statement-Prospectus of NBC Capital Corporation for the registration of shares of its common stock to be issued pursuant to its proposed merger with First National Corporation of West Point and to the incorporation by reference therein of our report dated
January 13, 1998, with respect to the consolidated financial statements of NBC Capital Corporation as incorporated by reference to its Annual Report
(Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                       /s/ T. E. LOTT & COMPANY
                                       T. E. Lott & Company

Columbus, Mississippi
October 9, 1998